CHAPMAN AND CUTLER LLP
111 WEST MONROE STREET
CHICAGO, ILLINOIS 60603

July 23, 2012

Integrity Managed Portfolios
1 Main Street North
Minot, North Dakota 58703

Re:	Integrity Managed Portfolios

Ladies and Gentlemen:

This opinion is being furnished in connection with the registration of shares of beneficial interest ("Shares"), of the Kansas Municipal Fund (the "Acquiring Fund"), a series of Integrity Managed Portfolios (the "Trust"), a Massachusetts business trust, pursuant to a Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), filed by the Trust with the Securities and Exchange Commission ("SEC") on or about July 23, 2012. We understand that the Shares of the Acquiring Fund to which the Registration Statement relates will be issued in exchange for all of the assets and liabilities of the Kansas Insured Intermediate Fund, also a series of the Trust, pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement"), all as described in the Registration Statement.

In connection therewith, we have examined such documents, corporate records, instruments and matters of law as we have deemed necessary or appropriate for the purpose of rendering the opinions expressed herein, and are familiar with the corporate proceedings taken by the Trust in connection with the Registration Statement. In rendering such opinions, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials and officers and Trustees of the Trust.

Based upon and subject to the foregoing, after having given due regard to such issues of law as we deem relevant and assuming that:

1.

the Registration Statement remains effective, and the Proxy Statement/Prospectus which is a part thereof and your Proxy Statement/Prospectus delivery procedures with respect thereto fulfill all the requirements of the 1933 Act and the Investment Company Act of 1940, as amended, throughout all periods relevant to this opinion;

2.

all offers and issuances of Shares of the Acquiring Fund registered under the Registration Statement are conducted in a manner complying with the terms of the Reorganization Agreement and the Registration Statement; and

3.

all offers and issuances of Shares of the Acquiring Fund registered under the Registration Statement are conducted in compliance with the federal securities laws and the securities laws of the states having jurisdiction thereof;

we are of the opinion that, subject to the receipt by the Acquiring Fund of consideration equal to the net asset value of the Shares of the Acquiring Fund covered by the Registration Statement, such Shares will be, when issued, validly issued, fully paid and non-assessable (except that as set forth in the Registration Statement, shareholders of the Acquiring Fund may under certain circumstances be held personally liable for the Acquiring Fund's obligations).

This opinion is limited solely to the laws of the Commonwealth of Massachusetts (excluding any cases decided thereunder) which, in our experience, are normally directly applicable to the issuance of shares of beneficial interest by an entity such as the Trust, but does not extend to Massachusetts securities laws or regulations, to federal securities laws or regulations, or to any other laws or regulations.

This opinion is rendered solely for your use in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Shares referred to above, to the use of our name and to the reference to our firm in said Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. Except as specifically authorized above in this paragraph, this opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person without, in each case, our prior written consent. This opinion is given to you as of the date hereof, and we assume no obligation to advise you of any change that may hereafter be brought to our attention. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

Respectfully submitted,

/s/ Chapman and Cutler LLP
CHAPMAN AND CUTLER LLP